UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2011

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 1, 2011, Strategic Storage Trust, Inc. (the “Registrant”), through its operating partnership (the “Operating Partnership”) and three of the Operating Partnership’s wholly-owned, property-holding special purpose entities (the “Property SPEs”), entered into a credit agreement (the “Credit Agreement”), a note and various other documents in connection with a delayed draw credit facility (the “KeyBank Credit Facility”) obtained from KeyBank, National Association, as administrative agent (“KeyBank”). Please see Item 2.03 below for a description of the KeyBank Credit Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The total principal amount of commitments available under the KeyBank Credit Facility is $22.0 million, of which $15.0 million was initially drawn on July 1, 2011 in one loan secured by the Registrant’s Las Vegas III, Las Vegas VI and Los Angeles-La Cienega properties. The Registrant used a portion of this initial $15.0 million draw on the KeyBank Credit Facility to assist in acquiring the Ladera Ranch property (described below in Item 8.01). The Registrant intends to draw the remaining $7.0 million at a later date in one or two separate loans to finance the closing of its pending acquisitions of the SF Bay Area – Gilroy property and a self storage facility located in Hampton, Virginia. The KeyBank Credit Facility has a term of 90 days and matures on September 29, 2011, subject to a 90-day extension at the Registrant’s option upon meeting certain conditions set forth in the Credit Agreement. The Registrant may prepay or terminate the KeyBank Credit Facility, in whole or in part, at any time without fees or penalty, subject to certain limitations set forth in the Credit Agreement. Commencing on September 1, 2011, if the outstanding amount due under the KeyBank Credit Facility at any time is greater than 60% of the aggregate acquisition cost of the encumbered properties, 100% of the net proceeds of the Registrant’s public offering (after selling commissions, the dealer manager fee and offering expenses) must be applied on a weekly basis to reduce the outstanding amount due under the KeyBank Credit Facility to no greater than 60% of the aggregate acquisition cost of the encumbered properties.

The loans under the KeyBank Credit Facility are evidenced by a note (the “Note”) and bear an interest rate of either (1) Daily Libor (as defined in the Credit Agreement) plus 300 basis points (the “Daily LIBOR”), (2) an Adjusted LIBOR Rate (as defined in the Credit Agreement) plus 300 basis points, or (3) an Alternate Base Rate (as defined in the Credit Agreement) plus 200 basis points, at the Registrant’s election. The Registrant elected to have the Daily LIBOR apply to the initial $15 million draw, which equaled 3.19% per annum on the loan date. The Credit Agreement and the Note are attached hereto as Exhibits 10.1 and 10.2.

The individual loans under the KeyBank Credit Facility are or will be secured and cross-collateralized by a deed of trust related to each of the secured properties, as well as an assignment of leases and rents, security agreement and fixture filing, a collateral assignment of leases and rents, a collateral assignment of management contract and a collateral assignment and security agreement in respect of contracts, licenses and permits related thereto. The agreements described in this paragraph are substantially similar related to each property, and each of the agreements related to the Los Angeles-La Cienega property are attached hereto as Exhibits 10.3 through 10.6.

Pursuant to a guaranty (the “Guaranty”), the Registrant serves as a guarantor of the obligations of the Operating Partnership and the Property SPEs for the loans under the KeyBank Credit Facility, and, pursuant to a pledge and security agreement (the “Pledge and Security Agreement”), the Registrant pledged the net proceeds from its public offering to secure the loans under certain circumstances, as described further in the Pledge and Security Agreement. The Guaranty and the Pledge and Security Agreement are attached hereto as Exhibits 10.7 and 10.8.

The KeyBank Credit Facility is subject to a number of other customary fees, terms and covenants. The description of the KeyBank Credit Facility above is qualified in its entirety by the relevant loan documents attached hereto as Exhibits 10.1 through 10.8.

Item 7.01.	Regulation FD Disclosure

On July 8, 2011, the Registrant issued a press release regarding the closing of the acquisition described below in Item 8.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01.	Other Events

On July 6, 2011, the Registrant, through a wholly-owned subsidiary of the Operating Partnership, closed on the acquisition of a self storage facility (the “Ladera Ranch property”) and an adjacent parcel of land (the “Ladera Ranch land”), both located in Ladera Ranch, California. The purchase price for the Ladera Ranch property was $17.0 million, plus closing costs and acquisition fees, which includes the assumption of an approximately $7.0 million loan. The assumed loan matures on June 1, 2016 and bears a fixed interest rate of 5.84% per annum on a 30-year amortization schedule. The purchase price for the Ladera Ranch land was approximately $3.9 million, plus closing costs and acquisition fees. The Registrant paid its advisor approximately $522,000 in acquisition fees in connection with the acquisition. The Registrant funded this acquisition using a portion of the initial $15.0 million draw under the KeyBank Credit Facility and net proceeds from its initial public offering.

The Ladera Ranch property is an approximately 980-unit self storage facility that sits on approximately 3.7 acres and contains approximately 114,000 rentable square feet of self storage space. The Ladera Ranch property is located at 30 Terrace Road, Ladera Ranch, California. It was constructed in 2003. The Ladera Ranch land is an approximately 3.6 acre parcel located immediately adjacent to the Ladera Ranch property.

The seller of the Ladera Ranch land has an option to repurchase the Ladera Ranch land upon the occurrence of certain events, subject to certain terms and conditions.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Credit Agreement dated as of July 1, 2011 for the KeyBank Credit Facility

10.2	Note

10.3	Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing for the Los Angeles-La Cienega Property

10.4	Collateral Assignment of Leases and Rents for the Los Angeles-La Cienega Property

10.5	Collateral Assignment of Management Contract for the Los Angeles-La Cienega Property

10.6	Collateral Assignment and Security Agreement in Respect of Contracts, Licenses and Permits for the Los Angeles-La Cienega Property

10.7	Guaranty

10.8	Pledge and Security Agreement

99.1	Press Release Announcing the Acquisition of the Ladera Ranch Property and the Ladera Ranch Land

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST, INC.

Date: July 8, 2011	By:	/s/ Michael S. McClure

Michael S. McClure
Executive Vice President and Chief Financial Officer